UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 12, 2009
Cornerstone Therapeutics Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50767	04-3523569
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1255 Crescent Green Drive, Suite 250, Cary, NC	27518
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (919) 678-6611
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1 Letter Amendment, dated June 12, 2009, to Manufacturing and Supply Agreement by and among Cornerstone Therapeutics Inc., Jagotec AG and SkyePharma PLC dated August 20, 2007.
EX-10.2 First Amendment, dated June 18, 2009, to Executive Retention Agreement between Cornerstone BioPharma, Inc. and Craig A. Collard dated February 8, 2006
EX-10.3 First Amendment, dated June 12, 2009, to Executive Employment Agreement between Cornerstone BioPharma, Inc. and Brian Dickson dated March 1, 2006
EX-10.4 First Amendment, dated June 12, 2009, to Executive Employment Agreement between Cornerstone BioPharma, Inc. and Steven Lutz dated March 1, 2006
EX-10.5 First Amendment, dated June 12, 2009, to Amended and Restated Restricted Stock Agreement between Cornerstone BioPharma Holdings, Inc. and David Price dated October 31, 2008

Item 1.01. Entry into a Material Definitive Agreement.
     On June 12, 2009 Cornerstone Therapeutics Inc. (the “Company”) entered into a letter amendment with Jagotec AG, a subsidiary of SkyePharma PLC (the “Letter Amendment”), which amends the manufacturing and supply agreement the parties entered into on August 20, 2007 (the “Manufacturing and Supply Agreement”). Under the Manufacturing and Supply Agreement, Jagotec supplies bulk uncoated tablets of twice-daily ZYFLO CR® (zileuton) extended-release tablets (“ZYFLO CR”) to the Company for commercial sale.
     The Letter Amendment adjusts the pricing terms the Company is obligated to pay Jagotec for the delivery of ZYFLO CR. All other terms of the Manufacturing and Supply Agreement remain in full force and effect.
     In addition to the Manufacturing and Supply Agreement, in December 2003, the Company acquired an exclusive worldwide license to the patent rights and know-how to develop, make, use and sell controlled-release and injectable formulations of zileuton for all clinical indications, except for the treatment of children under age seven and use in cardiovascular and vascular devices, originally developed by Jagotec, which Jagotec licensed to, and which are controlled by, Abbott Laboratories (“Abbott”). Jagotec consented to Abbott’s sublicense of these rights to the Company.
     A copy of the Letter Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K, and the Company refers you to such exhibit for the complete terms of the Letter Amendment, which are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 12, 2009, the Company, through its indirect wholly owned subsidiary Cornerstone BioPharma, Inc., entered into amendments to the executive employment agreements with each of Brian Dickson, M.D., the Company’s Chief Medical Officer, and Steven Lutz, the Company’s Executive Vice President, Manufacturing and Trade, and, on June 18, 2009, entered into an amendment to the executive retention agreement with Craig A. Collard, the Company’s President and Chief Executive Officer. These amendments clarify that, in the event of a change in control of the Company, any unvested rights that Dr. Dickson, Mr. Lutz or Mr. Collard has in Company stock, stock options, benefits or otherwise that are currently unvested and would have become vested through the passage of time will immediately vest. Each of the amendments defines a change in control as the acquisition of greater than 50% of the beneficial ownership of the Company by an unrelated third party.
     On June 12, 2009, the Company, through its wholly owned subsidiary Cornerstone BioPharma Holdings, Inc., entered into an amendment to the amended and restated restricted stock agreement with David Price, the Company’s Executive Vice President, Finance, Chief Financial Officer, Treasurer and Assistant Secretary. The amendment revises the definition of “Change in Control Event” included therein to include any acquisition of greater than 50% of the beneficial ownership of the Company by an unrelated third party.
     Copies of the amendments are attached as Exhibits 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K, and the Company refers you to such exhibits for the complete terms of the amendments, which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     See the Exhibit Index attached hereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE THERAPEUTICS INC.
Date: June 18, 2009	By:	/s/ David Price
David Price
Executive Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

Exhibit 10.1+	Letter Amendment, dated June 12, 2009, to Manufacturing and Supply Agreement by and among Cornerstone Therapeutics Inc., Jagotec AG and SkyePharma PLC dated August 20, 2007.

Exhibit 10.2	First Amendment, dated June 18, 2009, to Executive Retention Agreement between Cornerstone BioPharma, Inc. and Craig A. Collard dated February 8, 2006

Exhibit 10.3	First Amendment, dated June 12, 2009, to Executive Employment Agreement between Cornerstone BioPharma, Inc. and Brian Dickson dated March 1, 2006

Exhibit 10.4	First Amendment, dated June 12, 2009, to Executive Employment Agreement between Cornerstone BioPharma, Inc. and Steven Lutz dated March 1, 2006

Exhibit 10.5	First Amendment, dated June 12, 2009, to Amended and Restated Restricted Stock Agreement between Cornerstone BioPharma Holdings, Inc. and David Price dated October 31, 2008

+	Confidential treatment requested as to certain portions, which portions have been omitted and filed separately with the Securities and Exchange Commission.